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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the December 16, 1993 Registration Statement on Form S-8 (Registration No. 33-73018) and in the July 9, 1996 Registration Statement on Form S-8 (Registration No. 333-07827) of our report, dated November 27, 1996, which appears in the annual report on Form 10-K of Todhunter International, Inc. for the year ended September 30, 1996.

                                          McGladrey & Pullen, LLP

West Palm Beach, Florida

December 20, 1996